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                                                                  Exhibit 5.1


                                 June ___, 1998




SL Green Realty Corp.
70 West 36th Street
New York, NY  10018

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to an indeterminate amount of shares of Common Stock and Preferred Stock (as such terms are defined in the Registration Statement), of SL Green Realty Corp., a Maryland corporation (the "Company") authorized for issuance under the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), with an aggregate public offering price of up to $400,000,000 (collectively, the "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement (collectively, the "Prospectus").

         In connection with rendering this opinion, we have examined the Articles of Incorporation, and the Bylaws, as amended, of the Company; such records of the corporate proceedings of the Company as we deemed appropriate; the Registration Statement, and such other certificates, receipts, records and documents as we considered necessary for the purposes of


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this opinion.

         We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the State of Maryland and the State of New York.

         Based upon the foregoing, we are of the opinion that:

                  (a) The shares of Common Stock have been duly authorized and, when delivered and paid for in the manner contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.

                  (b) The shares of Preferred Stock have been duly authorized and, when the number and specific terms thereof have been duly established in accordance with the Designating Amendment (as defined in the Prospectus) and such shares are delivered and paid for in the manner contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                Very truly yours,